Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of Fidelity Municipal Trust II: Fidelity Pennsylvania Municipal Money Market Fund of our report dated February 7, 2006; Fidelity Michigan Municipal Money Market Fund of our report dated February 9, 2006, and Fidelity Ohio Municipal Money Market Fund of our report dated February 11, 2006 on the financial statements and financial highlights included in the December 31, 2005 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 27, 2006